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EXHIBIT 99.1

                             CROSS REFERENCE SHEET

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                                                           LOCATION IN 2003 BRITISH COLUMBIA FINANCIAL AND ECONOMIC
                                                           REVIEW (THE "REVIEW")(1), INCLUDED AS EXHIBIT 99.4, OR IN
INFORMATION RELATING TO PROVINCIAL DEBT                    OTHER EXHIBIT TO ANNUAL REPORT
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PROVINCE OF BRITISH COLUMBIA
    General Description of the Province..................  Page 2
    Constitutional Framework.............................  App. 3, pp. 90-92

THE ECONOMY
    Recent Economic Developments.........................  Ch. 1; App. 1, p. 22-34
      Economic Structure and Primary Industries..........  Ch. 1; App. 1, p 24 (Table A1.3)
    Capital Investment...................................  Ch. 1; p. 9; App. 1, p. 31 (Table A1.6)
    Foreign Trade........................................  Ch. 1; p. 10; App. 1, p. 28
    Labour Market and Employment.........................  Ch. 1, p. 12-14; App. 1, p. 26 (Table A1.5)

PROVINCIAL REVENUE AND EXPENDITURE
    Financial Administration and Reporting...............  Ch. 2; App. 2
    Special Funds........................................  Ch. 2; App. 2, p. 60
    Summary Statement of General Fund and Special Funds    Ch. 2; App. 2
      Revenue and Expenditure............................
    Unaudited Financial Results..........................  Ch. 2, pp. 36-54
    Major Sources of Revenue.............................  Ch. 2, p. 40; App. 2, pp. 65-67
    Expenditure by Function..............................  Ch. 2, pp. 41-43 (Table 2.4); App. 2, pp. 68-69

GOVERNMENT CORPORATIONS
    Government Corporation Debt..........................  Ch. 2, pp. 46-49; App. 2, pp. 72-75; Exhibit 99.3

DEBT OF THE PROVINCE
    Direct and Guaranteed Debt...........................  Ch. 2, pp. 50-52; App. 2, pp. 76-78; Exhibit 99.3
    Financing Requirements...............................  Exhibit 99.3
    Sinking Fund Management..............................  Exhibit 99.3

CONSOLIDATED FUNDED DEBT OF THE PUBLIC SECTOR............  Exhibit 99.3

CANADIAN FOREIGN EXCHANGE RATE AND INTERNATIONAL           Exhibit 99.3
 RESERVES................................................

DETAILED FINANCIAL STATEMENTS OF THE PROVINCE
    Statement of General Fund Revenue by Source..........  App. 2, pp. 65-67
    Statement of General Fund and Special Fund             App. 2, pp. 68-69
      Expenditure by Function............................
    Statement of Direct Funded and Unfunded Debt.........  Exhibit 99.3
    Statement of Guaranteed Funded Debt..................  Exhibit 99.3
    Statement of Non-Guaranteed Debt.....................  Exhibit 99.3
    Pension Funds........................................  Ch. 2, p. 60
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(1) Chapter and Appendix and page numbers indicate the location of information in the Review.